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         Exhibit 11 - Statement Re:  Computation of Earnings Per Share



                                                                           THREE MONTHS ENDED MARCH 31,
                                                                            1996                  1997
                                                                           ------                ------
  Primary:

     Average Shares Outstanding                                             9,508                14,407

     Net Effect of dilutive stock options -
          based on treasury stock method
          using average market price                                          848                   718
                                                                           ------                ------

  Totals                                                                   10,356                15,125
                                                                           ======                ======
  Net Income                                                                2,734                 4,294
                                                                           ======                ======
  Earnings Per Share                                                          .26                   .28
                                                                           ======                ======